Exhibit 99.1

CLUSTY, THE AWARD-WINNING METASEARCH ENGINE, IS ACQUIRED BY YIPPY, INC.

Clusty.com Finds New Digital Home to be Re-branded as “Yippy”

Fort Myers, FL, May X, 2010 -- Yippy, Inc., www.yippy.com, "Yippy", formerly Cinnabar Ventures, Inc. (OTCBB: CNBR) today announces the completed acquisition of Clusty.com, www.clusty.com, an award-winning metasearch engine developed by Vivisimo, www.vivisimo.com, an industry leader in information optimization and enterprise search.

Clusty.com attracts approximately 100,000 unique visitors and supports millions of search queries per month. “The combination of Yippy and Clusty, the gold standard of metasearch engines, ensures a formidable technological force that will provide a more wholesome and edited Internet experience for the Yippy family of users,” said Richard Granville, CEO of Yippy, Inc.

Clusty got its start in Pittsburgh, PA in 2004 when the search software company Vivísimo decided to take its award-winning search technology to the web.  Vivísimo was founded in 2000 by three Carnegie Mellon University scientists who decided to tackle the problem of information overload in web search.  The basis of this action was to create a search platform that removed spam from search queries and only delivered the most relevant information to the end user.

“Clusty has found the perfect digital home with Yippy as they are a company that values an edited yet impactful Internet search,” said John Kealey, CEO of Vivisimo.  “Rather than focusing just on search engine ranking, we realized that grouping results into topics, or ‘clustering,’ made for better search and discovery.  Our service is robust enough to handle the variety of information that the Yippy user is looking for and provide the results in a family friendly format with the combination of Yippy and Clusty code sets.”

“Yippy/Clusty will provide a “walled garden with windows” approach to the Internet via the Yippy Cloud. By incorporating search into its platform Yippy can provide parents, education institutions and government entities a much safer alternative for all web based activities.  You no longer need Internet Explorer, Chrome or Mozilla to surf the web. All you need is Yippy and Yippy is good”, concluded Granville.

Total price of the asset acquisition and licensing is $5.55 million, the full details to be delivered via a report on Form 8-K that will be filed shortly.

About Yippy, Inc., formerly Cinnabar Ventures, Inc.:

Based in Fort Myers Florida, Yippy, Inc. formerly known as Cinnabar Ventures, Inc., www.yippy.com, is a new economy technology company that develops technologies and application services environments for both Consumer and Commercial market segments in the cloud computing sector.

About Vivisimo, Inc.:

Vivisimo provides enterprises with information optimization solutions that help maximize the business value of information.  Unlike traditional information management products, Vivisimo’s innovative solutions help end-users find and take advantage of all appropriate and available information, regardless of source, location or type. Vivisimo’s innovative technology is delivered with a focus on end-user satisfaction and application control through easy-to-use interfaces, flexible security management and a modern architecture that enables quick deployment. Vivisimo products are available as standalone information optimization applications or as OEM versions embedded within partner applications and solutions. Vivisimo serves its clients from headquarters in Pittsburgh, USA, and through partners around the world. Visit Vivisimo.com for more information and the Information Optimized Blog at informationoptimized.com.

Forward-Looking Statements:

Pursuant to The Private Securities Litigation Reform Act of 1995: The statements in this press release that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. We assume no obligation to publicly update or revise any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, even if new information becomes available in the future. Additional information on risks and other factors that may affect the business and financial results of Yippy, Inc. can be found in the filings of Yippy, Inc. with the U.S. Securities and Exchange Commission.

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